For Ministry Use Only              Ministere de                                      Ontario Corporation Number
         Ministry of                                                               Numero de la compagnie en Ontario
          Consumer and             la Consommation
          Commercial
Ontario   Relations                et du Commerce
CERTIFICATE                        CERTIFICAT                                             1053546
This is to certify that these      Ceci certifie cue les presents
articles are effective on          status entrent en vigueur le

                                                                     Trans    Line                 Comp      Method
NOVEMBER 26,                       NOVEMBRE, 1993                     Code    No.        Stat.     Type      Incorp.        Share
--------------------------------------------------------------------- [A]     [0]        [ 0 ]     [ A ]      [ 3 ]         [ S ]
                                                                      18      20          28        29         30             31


                                                                      Notice
                                                                       Req'd               Jurisdiction
                 Director/Directeur                                    [ N ]               [ONTARIO      ]                  [ A ]
Business Corporations Act/Loi de sur les compagnies                     32                  33         47                     57
--------------------------------------------------------------------------------

                            ARTICLE OF AMALGAMATION
                               STATUTS DE FUSION


Form 4 Business Corporations Act 1982
Formule numero 4 Loi de 1982 sur les compagnies


     1. The name of the amalgamated corporation is:           Denomination sociale de la compagnie issue de la fusion:

        SIDUS SYSTEMS INC.

     2. The address of the registered office is:              Adresse du siege social:


        25 Minthorn Court
     ---------------------------------------------------------------------------
      (Street & Number or R.R. Number & if Multi-Office Building give Room No.) (Rue et numero, ou numero de la R.R. et. s'il s'agit d'un edifice a bureaux, numero du bureau)

        Thornhill, Ontario                                  [L][3][T][7][N][5]
     ---------------------------------------------------------------------------
       (Name of Municipality, or Post Office)                  (Postal Code)
       (Nom de la municipalite ou du bureau de poste)          (Code Postal)

        Town of Markham              in the       Regional Municipality of York
     ---------------------------                  ------------------------------
      (Name of Municipality,       dans le/la      (County, District, Regional
       Geographical Township)                              Municipality)
      (Nom de la municipalite,                     Comte, district, municipalite
            du canton)                                      regionale)


     3. Number (or minimum and maximum number)    Nombre (ou nombres minimal et
        of directors is:                          maximal) d'administrateurs:

        Minimum of three (3) and maximum of twelve (12)

     4.  The director(s) is/are:
                                                  Administrateur(s):

     First name, initials and surname              Residence Address, giving Street & No. or                  Resident
     Prenom, initiales at nom de famille           R.R. No., Municipality and Postal Code                     Canadian
                                                   Adresse personnelle, y compris la rue et la                State
                                                   numero, la numero de la R.R. ou la nom de la               Yes or No
                                                   municipalite et le code postal                             Resident
                                                                                                              Canadien
                                                                                                              Oui/Non
     Henry  Kalisky                                     33 Old Park Lane                                         Yes
                                                        Richmond Hill, Ontario
                                                        L4B 2L3

     Alojz A. Muzar                                     22 Old Park Lane                                         Yes
                                                        Richmond Hill, Ontario
                                                        L4B 2L3

     Robert Kirby                                       4905 Cherry Street                                       Yes
                                                        Stouffville, Ontario
                                                        L4A 7X4

     John L. Albright                                   64 Dale Avenue                                           Yes
                                                        Toronto, Ontario
                                                        M4W lK8

     Barry Gekiere                                      94 Ennisclare Drive West                                 Yes
                                                        Oakville, Ontario
                                                        L6J 4N2

     Juri Koor                                          27 Cluny Drive                                           Yes
                                                        Toronto, Ontario
                                                        M4W 2P9

     Robert Giese                                       20 Framingham Lane                                       No
                                                        Pittsford, New York
                                                        U.S.A. 14534

5   A) The  amalgamation  agreement has been duly      [ X ]    A)    Les actionnaires de chaque compagnie qui
       adopted  by  the  shareholders  of each of                     fusionne ont dument adopte la convention de
       the amalgamating  corporations as required                     fusion conformement au paragraphe 154(4)
       by  Subsection  175(4)  of   the  Business                     de la Loi sur les compagnies a la date
       Corporations Act on the date set Out below.                    mentionnee


                                             Check               Cocher
                                             A or B              A ou B


    B)  The amalgamation has been  approved by  the             B)    Les  administrateurs  de  chaque  compagnie qui
        directors of each amalgamating corporation                    fusionne ont  approuve la  fusion  par  voie de
        by a resolution as required by section 176                    resolution conformement a l'article 176  de  la
        of the Business Corporations  Act  on  the                    Loi sur les compagnies a la date mentionnee ci-
        the date set out below.                                       dessous. Les statuts de fusion reprennent essent-
        The articles of amalgamation in substance                     iellement les dispositions des statuts
        contain the provisions of the articles of                     constitutifs de
        incorporation of

-------------------------------------------------------------------------------------------------------------------------
        and are more particularly set out in these                    et sont enonces textuellement aux presents status
        articles.

     Names of  amalgamating        Ontario  Corporation  Number            Date of  Adoption/Approval
     corporations                  Numero  de  la  compagnie en            Date d'adoption ou d'approbation
     Denomination sociale des      Ontario
     compagnies qui fusionnent
--------------------------------------------------------------------------------------------------------------------------
     Sidus Systems Inc.                      965552                             November 26, 1993
     Sidus Holdings Inc.                     864570                             November 26, 1993
     Reshet Hol dings Limited                606761                             November 26, 1993
     Riverplex Holdings Inc.                 461032                             November 26, 1993

6.    Restrictions,  if any, on business the                          Limites,  sil y a lieu,  imposees  aux  activites
      corporation  may carry  on or on  powers                        commerciales ou aux pouvoirs de la societe.
      the  corporation exercise.


      No restrictions.



7.    The classes and any maximum number of shares that               Categories  et  nombre  maximal,  s'il y  a  lieu,
      the corporation is authorized to issue.                         d' actions que la societe est autorisee a emettre:

      An unlimited number of shares of one class designated as common.


8.    Rights, privileges, restrictions and conditions                 Droits,privileges,restrictions  et conditions,
      (if any) attaching to each class of shares and                  s'il y  a  lieu,  rattaches a   chaque categorie
      directors  authority  with respect to any class                 d'actions   et   pouvoirs   des  administrateurs
      of shares which is to be issued in series:                      relatifs  a  chaque categorie d'actions qui peut
                                                                      etre emise en serie:
            Not applicable.


                                                                             5


9.    The issue, transfer or ownership of shares is/is not            L'emission, le transfert ou la propriete  d'actions
      restricted and the restrictions (if any) are as                 est/n'est pas restreint. Les restrictions, s'il y a
      follows:                                                        lieu, sont les suivantes:

      Not applicable


10.   Other provisions, (if any):                                     Autres dispositions, s'il y a lieu:


10.01     The Corporation may use and be legally  designated by the following
          French form of its corporate name:

          Les Systemes Sidus Inc.

10.02     Without in any way limiting the powers  conferred upon the Corporation and its directors by the Business Corporations Act, (Ontario),  or any
          successor  statute,  the board of directors  may from time to time, in such amounts and on such terms as it deems expedient charge, mortgage,
          hypothecate   or  pledge  all  or  any  of  the  currently   owned  or
          subsequently acquired real or personal, movable or immovable, property of the Corporation,  including book debts, rights, powers,  franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

          The board of directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation.


11.   The statements required by  subsection  178(2)  of  the         Les declarstions exigees aux termes du paragraphe
      Business Corporations Act are attached as Schedule "A".         178(2) de Is Loi sur  les  societes  par  actions
                                                                      constituent l'annexe "A".

12.   A  copy  of  the  amalgamation  agreement  or directors         Una  copie  de  la  convention  de  fusion ou les
      resolutions  (as  the case may  be) is/are  attached as         resolutions  dos  administrateurs  (selon le cas)
      Schedule "B".                                                   constitute(nt) l'annexe "B".

      These articles are signed in duplicate.                         Les   Presents  statuts  sont  signes  en  double
                                                                      exemplaire.

------------------------------------------------------------------------------------------------------------------------
      Names of the amalgamating corporations and signatures           Denomination sociale des compagnies qui fusionnent
      and descriptions of office of their proper officers.            signature   et    fonction   de   leurs dirigeants
                                                                      regulierement  designes.


                                         SIDUS SYSTEMS INC.

                                         Per: /s/ Henry Kalisky
                                              ----------------------
                                              Henry Kalisky
                                              President


                                         SIDUS HOLDINGS INC.

                                         Per: /s/ Henry Kalinsky
                                              ----------------------
                                              Henry Kalisky
                                              President


                                         RESHET HOLDINGS LIMITED

                                         Per: /s/ Henry Kalinksy
                                              ----------------------
                                              Henry Kalisky
                                              President


                                         RIVERPLEX HOLDINGS INC.

                                         Per: /s/ Alojz Muzar
                                              ---------------------
                                              Alojz Muzar
                                              President

                                 SCHEDULE "A.1"

                        STATEMENT OF DIRECTOR OR OFFICER
                        PURSUANT TO SUBSECTION 178(2) OF
                     THE BUSINESS CORPORATIONS ACT (ONTARIO)
                     ---------------------------------------

     I, Henry Kalisky, of the Town of Richmond Hill, in the Province of Ontario, hereby certify and state as follows:

     1. This Statement is made pursuant to subsection 178(2) of the Business Corporations Act (Ontario) (the "Act");

     2. I am the President of Sidus Systems Inc. and as such have knowledge of its affairs.

     3. I am the President of Sidus Holdings Inc. and as such have knowledge of its affairs.

     4. I am the President of Reshet Holdings Limited and as such have knowledge of its affairs.

     5. I have conducted such examinations of the books and records of Sidus

     Systems Inc., Sidus Holdings Inc., Riverplex Holdings Inc. and Reshet Holdings Limited (the "Amalgamating Corporation") as are necessary to enable me to make the statements hereinafter set forth.

     6. There are reasonable grounds for believing that:

     (a) each of the Amalgamating Corporations is and Sidus Systems Inc., the corporation continuing from the amalgamation of the Amalgamating Corporations (the "Corporation"), will be able to pay its liabilities as they become due, and

     (b) the realizable value of the Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

     7. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

     8. Based on the statements made above, neither of the Amalgamating Corporation is obligated to give notice to any creditor.


          DATED this 26th day of November, 1993.
                     ----




                                                  /s/ Henry Kalisky
                                                  --------------------------
                                                  Henry Kalisky,

                                 SCHEDULE "A.2"

                        STATEMENT OF DIRECTOR OR OFFICER
                        PURSUANT TO SUBSECTION 178(2) OF
                    THE, BUSINESS CORPORATIONS ACT (ONTARIO)
                    ----------------------------------------

     I, Alojz Muzar, of the Town of Richmond HUI, in the Province of Ontario, hereby certify and state as follows:

     1. This Statement is mad& pursuant to subsection 178(2) of the Business Corporations Act (Ontario) (the "Act");

     2. I am the President of Riverplex Holdings Inc. and as such have knowledge of its affairs.

     3. I am the Chairman of the Board and Chief Executive Officer of Sidus Systems Inc. and as such have knowledge of its affairs.

     4. I am the Chairman of the Board and Secretary of Sidus Holdings Inc. and as such have knowledge of its affairs.

     5. I have conducted such examinations of the books and records of Riverplex Holdings Inc., Sidus Systems Inc., Sidus Holdings Inc. and Reshet Holdings Limited (the 'Amalgamating Corporations") as are necessary to enable me to make the statements hereinafter set forth.

     6. There are reasonable grounds for believing that:

     (a) each of the Amalgamating Corporations is and Sidus Systems Inc., the corporation continuing from the amalgamation of the Amalgamating Corporations (the "Corporation"), will be able to pay its liabilities as they become due, and

     (b) the realizable value of the Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

     7. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

     8. Based on the statements made above, neither of the Amalgamating Corporations is obligated to give notice to any creditor.

                  DATED this  26th  day of November, 1993.
                              ----



                                             /s/ Alojz Muzar
                                             ----------------------
                                             Alojz Muzar

                                  Schedule "B"
                                 AMALGAMATION AGREEMENT

     AMALGAMATION AGREEMENT made as of the 26th day of November, 1993 among Sidus Systems Inc. ('Systems'), Sidus Holdings Inc. ("Holdings'), Riverplex Holdings Inc. ('Riverplex') and Reshet Holdings Limited ("Reshet').

     WHEREAS each of Systems, Holdings, Riverplex and Reshet were incorporated under the laws of the Province of Ontario;

     AND WHEREAS Systems is authorized to issue an unlimited number of one class of shares designated as common shares, of which 2 shares are issued and outstanding as fully paid and non-assessable as of the date hereof and will be issued and outstanding as of the Effective Date (as hereinafter defined);

     AND WHEREAS Holdings is authorized to issue an unlimited number of one class of shares designated as common shares, of which 1,000,000 common shares are issued and outstanding as fully paid and non-assessable as of the date hereof and will be issued and outstanding as of the Effective Date (as hereinafter defined);

     AND WHEREAS Riverplex is authorized to issue an unlimited number of one class of shares designated as common shares, an unlimited number of one class of special shares of one class designated as Class A Preference shares and an unlimited number of special shares of one class designated as Class B shares, of which 9 common shares, 3,893,750 Class A Preference shares and 3 Class B shares are issued and outstanding -as fully paid and non-assessab le as of the date hereof and will be issued and outstanding as of the Effective Date (as hereinafter defined);

     AND WHEREAS Reshet is authorized to issue an unlimited number of one class of shares designated as common shares, an unlimited number of special shares of one class designated as Class A Preference shares and an unlimited number of special shares of one class designated as Class B shares, of which 8 common shares, 3,893,750 Class A Preference shares and 2 Class B shares are issued and outstanding as fully paid and non-assessable as of the date hereof and will be issued and outstanding as of the Effective Date (as hereinafter defined);

     AND WHEREAS the parties hereto, acting under the authority provided by the Business Corporations Act (Ontario), have agreed to amalgamate upon the terms and conditions set out;

     NOW THEREFORE THIS AGREEMENT WITNESSETH as follows:

1.   In this agreement:

     (a)  "Amalgamating   Corporations"  means  Systems,  Holdings,  Reshet  and
          Riverplex;

     (b)  "Amalgamation   Agreement"  or  'Agreement'  means  this  amalgamation
          agreement;

     (c) "Act" means the Business Corporations Act (Ontario), as the same maybe amended from time to time;

     (d) "Corporation" means the corporation continuing from the amalgamation of the Amalgamating Corporations; and

     (e) "Effective Date" means the date set out on the certificate endorsed by the Director appointed under the Act on the articles of amalgamation giving effect to the amalgamation herein provided for.

2. The Amalgamating Corporations hereby agree to amalgamate on the Effective Date under the provisions of the Act and to continue as one corporation upon the terms and conditions herein set out.

3. The name of the Corporation shall be Sidus Systems Inc. and the Corporation shall be authorized to set out its name in the French form of its corporate name, which shall be Les Systemes Sidus Inc., and may use and be legally designated by either the English or French form of its corporate name.

4.   The   registered   office  of the   Corporation  shall  be in the  Regional
Municipality of York, in the Province of Ontario. The address of the registered office of the Corporation shall be 25 Minthorn Court, Thornhill, Ontario.

5. There shall be no restrictions on the business that the Corporation may carry on or on the powers that the Corporation may exercise.

6. The class and any maximum number of shares that the Corporation is authorized to issue is as follows:

     an unlimited number of shares of one class designated as common

7. The number (or minimum and maximum number) of directors of the Corporation shall be a minimum of three and a maximum of 12, until changed in accordance with the Act. Until changed by special resolution of the Corporation, or if the directors of the Corporation are so authorized by special resolution of the Corporation, by resolution of the said directors, the directors of the Corporation shall consist of 7 directors and the first directors of the Corporation shall be the following:

                                 Residence                 Resident
     Name                        Address                   Canadian
     ----                        -------                   --------

     Henry  Kalisky              33 Old Park Lane          Yes
                                 Richmond Hill
                                 Ontario
                                 L4B 2L3

     Alojz A. Milzar             22 Old Park Lane          Yes
                                 Richmond Hill, Ontario
                                 IAB 2L3

     Robert Kirby                4905 Cherry Street        Yes
                                 Stouffville, Ontario
                                 L4A 7X4

     John L. Albright            64 Dale Avenue            Yes
                                 Toronto, Ontario
                                 M4W lK8

     Barry Gekiere               94 Ennisclare Drive West  Yes
                                 Oakville, Ontario
                                 L6J 4N2

     Juri Koor                   27 Cluny Drive            Yes
                                 Toronto, Ontario
                                 M4W 2P9

     Robert Giese                20 Framingham Lane        No
                                 Pittsford, New York
                                 U.S.A.
                                 14534



     The first directors shall hold office until the first annual meeting Of the Corporation or until their successors are elected or appointed, subject to the Corporation's by-laws.

9. The by-laws of the Corporation shall be the by-laws of Sidus Systems Inc. A copy of such by-laws may be examined at the head office of the Corporation at any time during regular business hours.

10. After the Effective Date, the shareholders of the Amalgamating Corporations shall, when requested by the Corporation, surrender for cancellation the certificates representing the shares held by them in the Amalgamating
Corporations and shall be entitled to receive certificates for shares of the Corporation as herein provided.

11.  The  issued  and  outstanding  shares in the  capital  of the  Amalgamating
Corporations   shall  be  converted  on  the  Effective  Date  into  issued  and outstanding shares of the Corporation as follows:

     (a) 75,000 issued and outstanding common shares of Holdings which are held at the date hereof and will be held at the Effective Date by or on behalf of North American Trust Company shall be converted into 300,000 common shares of the Corporation on the basis of 1 common share of Holdings for 4 common shares of the Corporation;

     (b) 62,838 issued and outstanding common shares of Holdings, which are held at the date hereof and will be held at the Effective Date by or on behalf of Penfund Investment Corporation shall be converted into 251,352 common shares of the Corporation on the basis of 1 common share of Holdings for 4 common shares of the Corporation;

     (c) 12,162 issued and outstanding common shares of Holdings which are held at the date hereof and will be held at the Effective Date by or on behalf of New York Life Insurance Company shall be converted into 48,648 common shares of the Corporation on the basis of 1 common share of Holdings for 4 common shares of the Corporation;

     (d) the 9 issued and outstanding common shares of Riverplex shall be converted into 982,969 common shares of the Corporation on the basis of 1 common share of Riverplex for 109,218.77 common shares of the Corporation;

     (e) 425,000 issued and outstanding common shares of Holdings, which are at the date hereof and will be held at the Effective Date by or on behalf of Riverplex, shall be cancelled without any repayment of capital in respect thereof and shall not be converted into shares of the Corporation;

     (f) the 8 issued and outstanding common shares of Reshet shall be converted into 1,048,500 common shares of the Corporation on the basis of 1 common share of Reshet for 131,062.50 common shares of the Corporation;

     (g) 425,000 issued and outstanding common shares of Holdings, which are at the date hereof and will be held at the Effective Date by or on behalf of Reshet, shall be cancelled without any repayment of capital in respect thereof and shall not be converted into shares of the Corporation;

     (h) the 3,893,750 issued and outstanding Class A Preference shares of Reshet, which are at the date hereof and will be held at the Effective Date held by or on behalf of Henryk Kalisky, shall be converted into 389,375 common shares of the Corporation on the basis of 1 Class A Preference share of Reshet for . 10 common shares of the Corporation;

     (i) the 2 issued and outstanding Class B shares of Reshet, which are at the date hereof and will be held at the Effective Date by or on behalf of The Kalisky Family Trust, shall be converted into 262,125 common shares of the Corporation on the basis of I Class B share of Reshet for 131,062.50 common shares of the Corporation;

     (j) the 3,893,750 issued and outstanding Class A Preference shares of Riverplex, which are at the date hereof and will be held at the effective date by or on behalf of Alojz Muzar, shall be converted into 389,375 common shares of the Corporation on the basis of I Class A Preference share of Riverplex for IO common shares of the Corporation;

     (k) the 3 issued and outstanding Class B shares of Riverplex, which are at the date hereof and will be held at the Effective Date by or on behalf of 'Me Muzar Family Trust, shall be converted into 327,656 common shares of the Corporation on the basis of I Class B share of Riverplex for 109,218.66 common shares of the Corporation; and

     (l) the 2 issued and outstanding common shares of Systems, which are at the date hereof and will be held at the Effective Date by or on behalf of Holdings, shall be cancelled without any repayment of capital in respect thereof and shall not be converted into shares of the Corporation.

12. The aggregate of the stated capital account for the common shares of the Corporation shall be equal to the sum of stated capital accounts for the common shares, the Class A Preference shares and the Class B shares of each of Riverplex and Reshet and the common shares of Holdings other than those held by Riverplex and Reshet.

13.  Upon the Effective Date:

     (a)  The  Amalgamating  Corporations  are  amalgamated  and continue as one
          Corporation   under  the  terms  and  conditions   prescribed  in  the
          Amalgamation Agreement, effective as at 12:01 a.m. on the Effective Date;

     (b) The Corporation possesses all the property, rights, privileges and franchises and is subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, liabilities and debts of each of the Amalgamating Corporations;

     (c) A conviction against, or ruling, order or judgment in favour or against an Amalgamating Corporation may be enforced by or against the Corporation;

     (d) The articles of amalgamation are deemed to be the articles of incorporation of the Corporation and, except for the purposes of subsection 117(l) of the Act, the certificate of amalgamation shall be deemed to be the certificate of incorporation of the Corporation;

     (e) The Corporation shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against an Amalgamating Corporation before the Effective Date.

15. At any time before the Effective Date, this Amalgamation Agreement may be terminated by the directors of any one of the Amalgamating Corporations, notwithstanding the approval of this Amalgamation Agreement by the shareholders of any one of such Amalgamating Corporations.

     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

                                      SIDUS SYSTEMS INC.


                                      Per:   /s/ Henry Kalisky
                                             -------------------------
                                             Henry Kalisky
                                             President


                                       SIDUS HOLDINGS INC.


                                       Per:   /s/ Henry Kalisky
                                             -------------------------
                                             Henry Kalisky
                                             President



                                       RIVERPLEX  HOLDINGS INC.
                                       Per:  /s/ Alojz Muzar
                                             -------------------------
                                             Alojz Muzar
                                             President


                                       RESHET HOLDING LIMITED
                                       Per:   /s/ Henry Kalisky
                                             -------------------------
                                             Henry Kalisky
                                             President